As filed with the Securities and Exchange Commission on June 6, 1997

                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                        PROVIDIAN FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)
                              -------------------
                              Delaware 94-2933952
         (State of incorporation) (I.R.S. Employer Identification No.)
                              -------------------

                               201 Mission Street
                        San Francisco, California 94105
                                 (415) 543-0404
         (Address and telephone number of Principal Executive Offices)

                             1997 Stock Option Plan
                              Stock Ownership Plan
                           (Full title of the plans)
                                 --------------
                               Shailesh J. Mehta
                            Chief Executive Officer
                        Providian Financial Corporation
                               201 Mission Street
                        San Francisco, California 94105
                                 (415) 543-0404
            (Name, address, including zip code and telephone number,
                   including area code of agent for service)
                              --------------------

                                   Copies to:
                            Mary Ellen Richey, Esq.
                        Providian Financial Corporation
                               201 Mission Street
                        San Francisco, California 94105

                         CALCULATION OF REGISTRATION FEE
================================================================================
  Title of             Amount        Proposed maximum Proposed         Amount of
  securities to be     to be         offering price   maximum       registration
  registered           registered    per share(1)     aggregate             fee
                                                      offering
                                                      price(1)
--------------------------------------------------------------------------------
1997 Stock Option Plan
Common Stock
(par value $0.01)      12,400,000     $5.05           $62,620,000        $18,976
                       shares (2)
--------------------------------------------------------------------------------
Options to purchase
Common Stock           12,400,000      N/A                N/A               N/A
                       shares
--------------------------------------------------------------------------------
Stock Ownership Plan
Common Stock
(par value $0.01)       4,000,000    $5.05           $20,200,000          $6,122
                        shares
================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(f)(2) and (h)(1) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of the book value of the Registrant's common stock. Such book value is determined by dividing the Registrant's equity (determined as of April 30, 1997) by the Registrant's estimate of the number of shares of Registrant's common stock to be received by the Providian Corporation stockholders in the distribution (spin-off) transaction (determined based on the number of Providian Corporation common stock outstanding as of April 30, 1997).

(2) Such number represents an estimate of the number of shares to be reserved for issuance under the 1997 Stock Option Plan, such number being comprised of (i) ten million shares plus (ii) that number of shares equal to the number of options to be issued by Registrant in substitution of options exercisable for Providian Corporation common stock pursuant to the Distribution Agreement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Registrant with the Securities and Exchange Commission (the "SEC") are incorporated by reference into this Registration Statement:

         1. The Registrant's effective registration statement on Form 10 filed April 18, 1997 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Registrant's latest fiscal year.

         2. The description of the Registrant's common stock which is contained in a registration statement on Form 10 filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law ("DGCL") permits a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act. The Registrant's Bylaws contain provisions covering indemnification of directors, officers and other agents against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as directors, officers, employees or agents, including proceedings under the Securities Act or the Exchange Act.

     The Registrant's Certificate of Incorporation provides for the indemnification of directors to the fullest extent not prohibited by the DGCL and authorizes the indemnification by the Registrant of officers, employees and other agents as set forth in the DGCL.

     In addition, the Registrant expects to purchase directors' and officers' liability insurance.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.


ITEM 8.  EXHIBITS

Exhibit

 5.1  Opinion of General Counsel, Providian Financial Corporation
23.1  Consent of Ernst & Young LLP
23.2 Consent of General Counsel, Providian Financial Corporation. Reference is made to Exhibit 5.1.
24.1  Power of Attorney. Reference is made to the signature pages.
99.1  1997 Stock Option Plan.
99.2  Form of Stock Option Agreement under 1997 Stock Option Plan.
99.3  Stock Ownership Plan.

ITEM 9.  UNDERTAKINGS

1. The undersigned Registrant hereby undertakes:

     a. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          i. To include any prospectus required by section 10(a)(3) of the Securities Act;

          ii. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          iii. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     b. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification  for liabilities arising under the Securities
Act may be  permitted to  directors,  officers  and  controlling  persons of the
Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on June 6, 1997.

                                                 PROVIDIAN FINANCIAL CORPORATION

                                                 By /s/ Shailesh J. Mehta
                                                    ---------------------------
                                                    Shailesh J. Mehta
                                                    Chief Executive Officer
                                                   (Principal Executive Officer)


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mary Ellen Richey, Clifford Shapiro and Ronald Claveloux, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                       Title                                   Date
---------                       -----                                   ----


/s/ Shailesh J. Mehta
----------------------        Chief Executive Officer and Director  June 6, 1997
Shailesh J. Mehta             (Principal Executive Officer)


/s/ David J. Petrini
-----------------------       Senior Vice President and Chief       June 6, 1997
David J. Petrini              Financial Officer
                              (Principal Financial Officer)

/s/ Daniel Sanford
-----------------------       Vice President and Controller         June 6, 1997
Daniel Sanford                (Principal Accounting Officer)


/s/ Irving W. Bailey II
-----------------------       Director                              June 6, 1997
Irving W. Bailey II


/s/ James V. Elliott
-----------------------       Director                              June 6, 1997
James V. Elliott


/s/ John M. Cranor III
-----------------------       Director                              June 6, 1997
John M. Cranor III


/s/ Lyle Everingham
-----------------------       Director                              June 6, 1997
Lyle Everingham


/s/ J. David Grissom
-----------------------       Director                              June 6, 1997
J. David Grissom


/s/ Larry D. Thompson
-----------------------       Director                              June 6, 1997
Larry D. Thompson


                                  EXHIBIT INDEX

Exhibit

 5.1    Opinion of General Counsel, Providian Financial Corporation
23.1    Consent of Ernst & Young LLP
23.2 Consent of General Counsel, Providian Financial Corporation. Reference is made to Exhibit 5.1.
24.1    Power of Attorney.  Reference is made to the signature pages.
99.1    1997 Stock Option Plan.
99.2    Form of Stock Option Agreement under 1997 Stock Option Plan.
99.3    Stock Ownership Plan.